UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 26, 2007

M/I HOMES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	IdentificationNo.)

3 Easton Oval, Suite 500, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)

(614) 418-8000
(Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On December 26, 2007, M/I Homes, Inc. (the “Company”) committed to a plan to exit the West Palm Beach, Florida market and, in connection with this decision, on December 27, 2007, sold substantially all of its assets in its West Palm Beach, Florida market to a private builder for a sale price of approximately $45 million, pursuant to a purchase agreement entered into on December 26, 2007.

The decision to exit the West Palm Beach market was based primarily on management’s strategic objectives of focusing on markets that management believes the Company has the best opportunity for acceptable and consistent returns, strengthening the Company’s balance sheet and reducing debt and operating costs.  In connection with the decision to exit the West Palm Beach market and the sale of the West Palm Beach assets, the Company concluded that it will record a pre-tax impairment charge of approximately $44 million associated with the inventory and other assets in this market in the fourth quarter of 2007.  The assets sold in the transaction include over 500 lots in the Company’s four communities in West Palm Beach, including all of the Company’s raw ground, developed lots and unsold homes in these communities.

In addition to this impairment charge, the Company estimates that it will incur pre-tax cash exit costs of approximately $1 million, primarily for one-time termination benefits, in connection with its exit from the West Palm Beach market.  The Company believes that the majority of these exit costs will be incurred in the fourth quarter of 2007 while the cash impact will occur in the first quarter of 2008.

The Company expects to complete the activities related to the exit from this market in the first half of 2008.

ITEM 2.06 MATERIAL IMPAIRMENTS.

For information concerning the impairment charge that the Company will record in connection with its exit from the West Palm Beach market and the sale of its West Palm Beach assets, see Item 2.05 of this Form 8-K which is incorporated herein by reference.

The Company will also record pre-tax impairment charges in the fourth quarter of 2007 of approximately $35 million related to the sale of raw ground and developed lots in Florida, North Carolina and Washington, D.C. to various buyers on various dates through December 28, 2007.

Additionally, in connection with the Company’s quarterly inventory review for the fourth quarter of 2007, it is likely that further impairment charges will be recorded.

ITEM 7.01 REGULATION FD DISCLOSURE.

On December 31, 2007, the Company issued a press release announcing the sale of certain land, including the sale of substantially all of its West Palm Beach assets and the exit from the West Palm Beach market.  A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

 (d) Exhibits:

Exhibit No.	Description of Documents

99.1	Press release dated December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 31, 2007

M/I Homes, Inc.

By:	/s/ Ann Marie W. Hunker
Ann Marie W. Hunker
Vice President, Controller and
Chief Accounting Officer

Index to Exhibits

(d) Exhibits:

Exhibit No.	Description of Documents

99.1	Press release dated December 31, 2007.